UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 21, 2006 (March 15, 2006)

BARNABUS ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-50450	98-0370750
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

514 Via De La Valle, Suite 200, Solana Beach, CA 92075
(Address of principal executive offices, including zip code)

(858)-794-8800
(Registrant’s telephone number, including area code) Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 15, 2006, Mr. Tedman Williams resigned from our board of directors. Mr. Williams served on our Audit Committee at the time of his resignation. There was no disagreement between Mr. Williams and the company on any matter relating to operations, policies or practices.

On March 15, 2006, the board of directors appointed Ms. Vera Pardee to fill the vacancy on the board of directors created by Mr. Williams' resignation. Ms. Pardee is currently the General Counsel, Senior Vice President and Secretary of Digirad (Nasdaq: DRAD), a medical device company based in San Diego. Ms. Pardee was also appointed to our Governance Committee on that date, and will serve as its chair. There was no arrangement or understanding between Ms. Pardee and any other person pursuant to which she was selected as a director, and there are no transactions between Ms. Pardee and the company requiring disclosure under Item 404(a) of Regulation S-B.

Item 7.01	Regulation FD.

The company’s press release announcing Ms. Pardee's appointment to the board of directors and Mr. Williams' resignation from the board of directors is furnished herewith and attached as Exhibit 99.1 to this report.

The information in this Item 7.01 and in Exhibit 99.1 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 9.01.	Financial Statements and Exhibits.

Exhibit 99.1        Press Release dated March 14, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

BARNABUS ENERGY, INC.

Date: March 21, 2006		/s/ David Saltman
	By:	David Saltman
President and Chief Executive Officer